Exhibit 10.10

AMENDMENT NO. 1, CONSENT AND WAIVER TO
SUNTRON CORPORATION
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          Amendment No. 1, Consent and Waiver (this “Amendment”), dated as of March 29, 2005, to the Second Amended and Restated Credit Agreement, dated as of July 7, 2004 (as amended to the date hereof, the “Credit Agreement”), among K*TEC Operating Corp. and EFTC Operating Corp., each a Delaware corporation, as borrowers (each a “Borrower” and collectively, the “Borrowers”), Suntron Corporation (the “Company”), the Lenders party thereto (the “Lenders”), the Issuers party thereto (the “Issuers”), Citicorp USA, Inc. as Administrative Agent and Collateral Agent (in such capacity, the “Administrative Agent”) and Congress Financial Corporation (Western), as Syndication Agent (the “Syndication Agent”). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

W I T N E S S E T H:

          WHEREAS, the Company, the Borrowers, the Lenders, the Issuers, the Administrative Agent and the Syndication Agent are party to the Credit Agreement;

          WHEREAS, the Company has notified the Administrative Agent and the Requisite Lenders that the Events of Default specified on Schedule A (Events of Default) (the “Specified Events of Default”) hereto have occurred and are continuing;

          WHEREAS, the Company desires to sell (the “Transaction”) pursuant to the letter of intent, dated as of March 8, 2005, among Suntron Corporation, as seller, and Continental Poly Bags, Inc., as buyer, the real property comprising all of commercial reserves “A” and “B” of Sugar Land Business Park, tracts 130 and 131, slide no. 1356B, F.B.C.P.R. Brown and Belknap League, A-15, Fort Bend County, Sugar Land, Texas, described therein, and for a purchase price in excess of $800,000.00, which shall result in a receipt by the Loan Parties of Net Cash Proceeds in an amount in excess of $725,000.00, which shall result in a prepayment of the Obligations in such amount by the Loan Parties as required pursuant to Section 2.9 (Mandatory Prepayments) of the Credit Agreement;

          WHEREAS, the Company has requested that the Administrative Agent and the Requisite Lenders waive the Specified Events of Default; and

          WHEREAS, the Company, the Borrower, the Administrative Agent and the Syndication Agent have agreed, subject to certain limitations and conditions set forth below, to (a) waive the Specified Events of Default for the periods and subject to the conditions set forth herein, (b) consent to the Transaction and (c) make certain amendments to the Credit Agreement, as more specifically set forth below;

          NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein the parties hereto agree as follows:

Section 1. Consent and Waiver

          (a) Effective as of the Amendment Effective Date until (and including) April 15, 2005 (the “Waiver Period”), the Administrative Agent, the Syndication Agent and the

AMENDMENT NO. 1, CONSENT AND WAIVER TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SUNTRON CORPORATION

Lenders and Issuers party hereto (constituting the Requisite Lenders) hereby waive the Specified Events of Default for the Waiver Period.

          (b) The Company shall deliver to the Administrative Agent (with sufficient copies for each of the Lenders) prior to the end of the Waiver Period, in form satisfactory to it (i) a Form 10-K of the Company, (ii) an analysis thereof by the management of the Company and (iii) a related certification by the Company’s Accountants as set forth in Section 6.1(c) (Financial Statements) of the Credit Agreement. Effective on the later of the Amendment Effective Date and the end of the Waiver Period, and subject to the prior compliance by the Company with the provisions of the preceding sentence, the Administrative Agent, the Syndication Agent and the Lenders and Issuers party hereto (constituting the Requisite Lenders) hereby waive the Specified Events of Default.

          (b) Anything in the Credit Agreement to the contrary notwithstanding, the Administrative Agent, Syndication Agent and the Lenders and Issuers party hereto (constituting the Requisite Lenders) hereby consent, to the extent required under the Credit Agreement, to the consummation of the Transaction (which Transaction, for the avoidance of doubt, shall not be taken into account when calculating the amount set forth in Section 8.4(f)(i) (Sale of Assets) of the Credit Agreement) on the terms set forth above.

     Section 2. Amendment

          Effective as of the Amendment Effective Date (as defined below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 4 (Amendment to Article VI (Financial Statements)

(a) Section 6.1 (Financial Statements) of the Credit Agreement shall be amended by inserting a new clause (j) at the end thereof to read in its entirety as follows:

               (j) Cash Flow Forecasts. No later than the third Business Day of each calendar week (which calendar week shall be deemed to start on each Sunday), forecasts of cash flow prepared by management of the Company for the succeeding thirteen week period, certified by a Responsible Officer.

Conditions Precedent to the Effectiveness of this Amendment) hereof, the Administrative Agent, the Syndication Agent and the Lenders and Issuers party hereto hereby agree to amend the Credit Agreement as follows:

          (a) Amendment to Article I (Definitions, Interpretation and Accounting Terms)

                     (i) The following definition is hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement in the appropriate place to preserve the alphabetical order of the definitions in such section:

               “Average Excess Availability” means, with respect to any fiscal month, an amount equal to (a) the sum of Excess Availability at the close of business on each Business Day during such fiscal month, divided by (b) the number of Business Days in such fiscal month.

AMENDMENT NO. 1, CONSENT AND WAIVER TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SUNTRON CORPORATION

               (ii) The definition of “Applicable Margin” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended in its entirety to read as follows:

               “Applicable Margin” means, (a) during the period commencing on the Effective Date and ending March 28, 2005, with respect to (i) Base Rate Loans, 0.75% per annum and (ii) Eurodollar Rate Loans, 2.75% per annum and (b) thereafter, with respect to each period set forth below, a per annum rate equal to the rate set forth below opposite such period and under the applicable type of Loan:

PERIOD	BASE RATE LOANS	EURODOLLAR RATE LOANS
From March 29, 2005 through June 30, 2005	1.75%	3.25%
From July 1, 2005 through September 30, 2005	2.00%	3.50%
From October 1, 2005 through December 31, 2005	2.25%	3.75%
From January 1, 2006 and thereafter	2.50%	4.00%

               (iii) The definition of “Reduced Liquidity Month” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended in its entirety to read as follows:

               “Reduced Liquidity Month” means, (a) in the case of the first two fiscal months of any fiscal quarter, any fiscal month for which Average Excess Availability for such month failed to exceed $10,000,000 and (b) in the case of the third fiscal month of any fiscal quarter, any fiscal month for which Average Excess Availability for such month failed to exceed $12,500,000.

          (b) Amendment to Article V (Financial Covenants)

               Clause (c) of Section 5.1 (Minimum EBITDA) of the Credit Agreement shall be amended by deleting the table set forth therein and inserting the following new table in its place:

APPLICABLE PERIOD	MINIMUM EBITDA
Fiscal Year 2004	$2,000,000
Fiscal Month January 2005	$2,000,000
Fiscal Month February 2005	$2,000,000
Fiscal Month March 2005	-$2,300,000
Fiscal Month April 2005	-$2,500,000
Fiscal Month May 2005	-$2,300,000
Fiscal Month June 2005	-$1,800,000
Fiscal Month July 2005	-$1,200,000
Fiscal Month August 2005	-$300,000
Fiscal Month September 2005	$1,000,000
Fiscal Month October 2005	$1,500,000
Fiscal Month November 2005	$1,500,000
Fiscal Month December 2005	$1,800,000
Fiscal Year 2006 and thereafter	$2,500,000

AMENDMENT NO. 1, CONSENT AND WAIVER TO
SECOND AMENDED AND RESTATED CREDIT AGREEMTNT
SUNTRON CORPORATION

     Section 3. Amendment to Article VI (Financial Statements)

          Section 6.1 (Financial Statements) of the Credit Agreement shall be amended by inserting a new clause (j) at the end thereof to read in its entirety as follows:

               (j) Cash Flow Forecasts. No later than the third Business Day of each calendar week (which calendar week shall be deemed to start on each Sunday), forecasts of cash flow prepared by management of the Company for the succeeding thirteen week period, certified by a Responsible Officer.

     Section 4. Conditions Precedent to the Effectiveness of this Amendment

          This Amendment shall become effective when, and only when, each of the following conditions precedent shall have been satisfied or waived by the Administrative Agent (the “Amendment Effective Date”):

          (a) Certain Documents. The Administrative Agent shall have received each of the following, each dated as of the Amendment Effective Date (unless otherwise agreed by the Administrative Agent), in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

               (i) this Amendment, executed by the Company, each Borrower, the Administrative Agent; and

               (ii) such additional documentation as the Administrative Agent may reasonably require;

          (b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects to the Administrative Agent;

          (c) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Amendment Effective Date; and

          (d) Fees and Expenses Paid. Each Borrower shall have paid all Obligations due, after giving effect to this Amendment, on or before the later of the date hereof and the Amendment Effective Date including, without limitation, the fees set forth in Section 6 (Fees and Expenses) hereof.

     Section 5. Representations and Warranties

          On and as of the date hereof and as of the Amendment Effective Date, after giving effect to this Amendment, the Company and each Borrower hereby represent and warrant to the Administrative Agent and each Lender as follows:

          (a) this Amendment has been duly authorized, executed and delivered by the Company and each Borrower and constitutes a legal, valid and binding obligation of the Company and each Borrower, enforceable against the Company and each Borrower in accordance with its terms and the Credit Agreement as amended by this Amendment and constitutes the legal,

AMENDMENT NO. 1, CONSENT AND WAIVER TO
SECOND AMENDED AND RESTATED CREDIT AGREEMTNT
SUNTRON CORPORATION

valid and binding obligation of the Company and each Borrower, enforceable against the Company and each Borrower in accordance with its terms;

          (b) all of the representations and warranties of the Company and each Borrower contained in Article IV (Representations and Warranties) of the Credit Agreement and in any other Loan Document are true and correct in all material respects on and as of the date hereof and the Amendment Effective Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; and

          (c) no Default or Event of Default has occurred and is continuing.

     Section 6. Fees and Expenses

          (a) Each Borrower and each other Loan Party agrees to pay on demand in accordance with the terms of Section 11.3 (Costs and Expenses) of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and all other Loan Documents).

          (b) Each Borrower and each other Loan Party agrees to pay to the Administrative Agent, for the account of each Lender in accordance with its Ratable Portion, a fee equal to 0.125% of the aggregate of the Revolving Credit Commitments in effect at the time of payment, which fee (a) shall be due on the Amendment Effective Date and (b) when paid shall be fully earned and non-refundable.

     Section 7. Release

          In further consideration for the Administrative Agent and the Syndication Agent’s execution of this Agreement, each Borrower and each other Loan Party hereby release each of the Administrative Agent, the Syndication Agent, each Lender and each Issuer and their respective Affiliates, officers, employees, directors, agents and advisors (collectively, the “Releases”) from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of any nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any of the Loan Parties may have against any Releasee and that arise from or relate to the Obligations, any Collateral, any Loan Document or any document, dealing or other matter in connection with any of the Loan Documents or the Collateral, and any third party liable in whole or in part for any of the Obligations, in each case to the extent arising (a) on or prior to the date hereof or the Amendment Effective Date or (b) out of, or relating to, actions, dealings or other matters occurring on or prior to the date hereof or the Amendment Effective Date (including, without limitation, any actions or inactions of any Releasee prior to the date hereof or the Amendment Effective Date).

AMENDMENT NO. 1, CONSENT AND WAIVER TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
SUNTRON CORPORATION

     Section 8. Reference to the Effect on the Loan Documents

          (a) As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment Effective Date.

          (b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuers, the Administrative Agent or the Syndication Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

          (d) This Amendment is a Loan Document and a failure to comply with the covenants set forth herein shall constitute an “Event of Default”, as and to the extent provided in Section 9.1(d)(2) (Events of Default) of the Credit Agreement.

     Section 9. Consents by Guarantors

          Each Guarantor hereby consents to the provisions hereof and agrees that the terms hereof shall not affect in any way its obligations and liabilities under the Loan Documents (as amended and otherwise expressly modified hereby), all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed (as amended and otherwise expressly modified hereby).

     Section 10. Execution in Counterparts

          This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

     Section 11. Governing Law

          This Amendment shall be governed by and construed in accordance with the law of the State of New York.

AMENDMENT NO. 1, CONSENT AND WAIVER TO
SECOND AMENDED AND RESTATED CREDIT AGREEMTNT
SUNTRON CORPORATION

     Section 12. Section Titles

          The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

     Section 13. Notices

          All communications and notices hereunder shall be given as provided in the Credit Agreement.

     Section 14. Severability

          The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person

     Section 15. Successors

          The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 16. Waiver of Jury Trial

          EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

          In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

SUNTRON CORPORATION

By:

Name: Peter W. Harper Title: CFO

K*TEC OPERATING CORP., as Borrower

By:

Name: Peter W. Harper Title: CFO

EFTC OPERATING CORP., as Borrower

By:

Name: Peter W. Harper Title: CFO

[SIGNATURE PAGE TO FIRST AMENDMENT TO SUNTRON’S SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CITICORP USA, INC., as Administrative Agent and Lender

By:

Name: Michael Schadt Title: Vice President

CITIBANK, N.A., as Issuer

By:

Name: Michael Schadt Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SUNTRON’S SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CONGRESS FINANCIAL CORPORATION (Western), as Syndication Agent and Lender

By:

Name: Gary Cassianni Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SUNTRON’S SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Schedule A

Specified Events of Default

The Company failed to deliver a (i) a Form 10-K of the Company, (ii) an analysis thereof by the management of the Company and (iii) a related certification by the Company’s Accountants within 90 days after the end of Fiscal Year 2004, as required under Section 6.1(c) (Financial Statements) of the Credit Agreement.